UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

MUELLER INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200

Notice of Annual Meeting of
Stockholders to be Held
May 4, 2017

To the Stockholders of
Mueller Industries, Inc.

The Annual Meeting of Stockholders of Mueller Industries, Inc. (the “Company” or “Mueller”), will be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125 on Thursday, May 4, 2017, at 10:00 A.M. local time, for the following purposes:

1.	To elect seven directors, each to serve until the next annual meeting of stockholders (tentatively scheduled for May 3, 2018) or until his successor is elected and qualified;

2.	To consider and act upon a proposal to approve the appointment of Ernst & Young LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 30, 2017;

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers;

4.	To conduct an advisory vote on the frequency with which the Company should hold future advisory votes on the compensation of the Company’s named executive officers; and

5.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) thereof.

Only stockholders of record at the close of business on March 17, 2017, will be entitled to notice of and vote at the Annual Meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be prepared and maintained at the Company’s corporate headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. This list will be available for inspection by stockholders of record during normal business hours for a period of at least 10 days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Christopher J. Miritello
Corporate Secretary
March 30, 2017

MUELLER INDUSTRIES, INC.
8285 Tournament Drive, Suite 150
Memphis, Tennessee 38125
Telephone (901) 753-3200

PROXY STATEMENT

Annual Meeting of Stockholders
May 4, 2017

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Mueller Industries, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s headquarters at 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125, on Thursday, May 4, 2017, at 10:00 A.M. local time, or at any adjournment(s) thereof.

This Proxy Statement, together with the Company’s Annual Report for the fiscal year ended December 31, 2016, is first being mailed to stockholders on or about March 30, 2017. Pursuant to rules adopted by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet at http://www.proxyvote.com.

When a proxy card is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder’s directions appearing on the card. If the proxy card is signed and returned without directions, the shares will be voted for the nominees named herein and in accordance with the recommendations of the Company’s Board of Directors as set forth herein. The discretion granted in the accompanying proxy card includes the authority to vote on all additional matters properly coming before the Annual Meeting as the persons named in the proxy deem appropriate. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Annual Meeting or by casting a ballot at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the shares of common stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter, but will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares; on the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the advisory vote on the compensation of the Company’s named executive officers, and the advisory vote on the frequency of the stockholder vote on the compensation of the Company’s named executive officers.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING SECURITIES

The Company had 57,602,082 shares of Common Stock outstanding at the close of business on March 17, 2017, which are the only securities of the Company entitled to be voted at the Annual Meeting. The record holder of each share of Common Stock is entitled to one vote on each matter that may properly be brought before the Annual Meeting. Only stockholders of record at the close of business on March 17, 2017 will be entitled to notice of, and to vote at, the Annual Meeting. The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws (“Bylaws”) do not provide for cumulative voting for the election of directors.

On March 9, 2017, the Company paid a special dividend (the “Special Dividend”) consisting of $3.00 in cash and $5.00 in principal amount of the Company’s 6% Subordinated Debentures due 2027 (the “Debentures”) for each share of Common Stock outstanding as of the close of business on February 28, 2017. In connection with the Special Dividend, in accordance with the Company’s outstanding stock option plans and agreements, the Company adjusted the shares subject to and the per share exercise price with respect to outstanding options. This adjustment resulted in an increase in the number of shares subject to each outstanding option and an adjustment to the option purchase price designed to maintain the option holders’ intrinsic value following issuance of the Special Dividend. References in this Proxy Statement to beneficial stock ownership or outstanding options for periods following March 9, 2017 reflect the equitable adjustment made to options outstanding on February 28, 2017, while historical information about options held or issued prior to February 28, 2017 has not been adjusted to reflect the subsequent equitable adjustment.

PRINCIPAL STOCKHOLDERS

As of March 17, 2017, the following parties were known by the Company to be the “beneficial owner” of more than five percent of the Common Stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Blackrock, Inc.	6,750,536(1)	11.8%(2)
55 East 52nd Street
New York, NY 10055
GAMCO Investors, Inc.	6,388,750(3)	11.2%(4)
One Corporate Center
Rye, NY 10580
FMR LLC	5,303,585(5)	9.2%(2)
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.	4,762,227(6)	8.3%(2)
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group, LLP	3,861,510(7)	6.7%(2)
280 Congress Street
Boston, MA 02210

(1)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission (“SEC”) on January 10, 2017. BlackRock filed this Schedule 13G/A on its own behalf and on behalf of certain of its subsidiaries. The Schedule 13G/A reported that BlackRock has sole voting and dispositive power with respect to 6,612,282 and 6,750,536, respectively, of the shares shown. The Schedule 13G/A also reported that BlackRock Fund Advisors owned 5% or greater of the security class being reported on the Schedule 13G/A.

(2)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13G/A and the total number of shares outstanding as of December 30, 2016. The difference in the total number of shares outstanding on December 30, 2016 and March 17, 2017 does not materially affect the percentage of ownership of the class.

(3)	This information is based on a Schedule 13D/A filed by GAMCO Investors Inc. (“GBL”) and certain of its affiliates (collectively, the “Gabelli Reporters”). The Schedule 13D/A reported that GAMCO Asset Management, Inc. (“GAMCO”) beneficially owns 4,144,650 of the shares reported; Gabelli Funds, LLC (“Gabelli Funds”) beneficially owns 2,142,100 of the shares reported; GGCP, Inc. (“GGCP”) beneficially owns 15,000 of shares reported; Mario J. Gabelli (“Gabelli”) beneficially owns 73,500 of the shares reported; Gabelli Foundation, Inc. beneficially owns 8,000 of the shares reported; MJG Associates, Inc. (“MJG”) beneficially owns 1,000 of the shares reported; Associated Capital Group, Inc.

(“Associated”) beneficially owns 4,000 of the shares reported; and Gabelli Securities, Inc. beneficially owns 500 of the shares reported. In addition, the Schedule 13D/A reported that each Gabelli Reporter (and certain executives, directors and other related persons as disclosed on the Schedule 13D/A) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the Common Stock reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 246,176 of the reported shares, (ii) Gabelli Funds, a wholly-owned subsidiary of GBL, has sole dispositive and voting power with respect to the shares of the Company held by certain funds (the “Funds”) for which it provides advisory services to, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Gabelli, Associated, GBL, and GGCP is indirect with respect to Common Stock beneficially owned directly by other Gabelli Reporters.

(4)	The percent of class shown was based on the shares of Common Stock reported on the Schedule 13D/A and the total number of shares outstanding as of July 2, 2016 (as reported in the Company’s Form 10-Q filed on July 28, 2016, the Company’s most recently filed Form 10-Q on which the Schedule 13D/A was based). The difference in the total number of shares outstanding on July 2, 2016 and March 17, 2017 does not materially affect the percentage of ownership of the class.

(5)	This information is based on a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson (together the “FMR Reporters”) on February 13, 2017 with the SEC. The Schedule 13G/A reported that FMR has sole voting and dispositive power with respect to 785 and 5,303,585, respectively, of the shares shown. The Schedule 13G/A also reported that FMR CO., Inc. owned 5% or greater of the security class being reported on the Schedule 13G. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the “Investment Company Act”), to form a controlling group with respect to FMR. None of the FMR Reporters have the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by the Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(6)	This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“VGI”) with the SEC on February 9, 2017. According to the Schedule 13G/A, VGI has sole voting and dispositive power with respect to 99,696 and 4,658,431, respectively, of the shares shown. VGI also has shared voting power with respect to 6,800 of the shares shown, and shared dispositive power with respect to 103,796 of the shares shown. In addition, the Schedule 13G/A reported that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of VGI, is the beneficial owner of 96,996 of the shares shown as a result of its serving as investment manager of collective trust accounts. The Schedule 13G/A also reported that Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of VGI, is the beneficial owner of 9,500 of the shares shown as a result of its serving as investment manager of Australian investment offerings.

(7)	This information is based on a Schedule 13G/A filing by Wellington Management Group, LLP (“Wellington”), in its capacity as an investment advisor on February 14, 2017. According to the Schedule 13G/A, Wellington has shared voting and dispositive power with respect to 2,963,618 and 3,861,510, respectively, of the shares shown. In addition, the Schedule 13G/A reported that the securities as to which the Schedule 13G/A relates are owned of record by clients of one or more Wellington-affiliated investment advisers directly, or indirectly owned by Wellington. The Schedule 13G/A discloses that (i) those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities and (ii) no client is known to have such right or power with respect to more than five percent of this class of securities.

ELECTION OF DIRECTORS

The Board of Directors proposes to elect the following seven persons, each as nominated by the Board of Directors, at the Annual Meeting to serve (subject to the Company’s Bylaws) as directors of the Company until the next Annual Meeting (tentatively scheduled for May 3, 2018), or until the election and qualification of their successors: Gregory L. Christopher, Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman, John B. Hansen and Terry Hermanson (collectively, the “Nominees”). If any such person should be unwilling or unable to serve as a director of the Company, which is not anticipated, the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

Directors are elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted “For” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor.

The Board of Directors has adopted a majority vote policy in uncontested elections. An uncontested election means any shareholders meeting called for purposes of electing any director(s) in which (i) the number of director nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting, and/or (ii) proxies are being solicited for the election of directors solely by the Company. The election of directors solicited by this Proxy Statement is an uncontested election. In the event that a nominee for election in an uncontested election receives a greater number of votes “withheld” for his or her election than votes “For” such election, such nominee will tender an irrevocable resignation to the Nominating and Corporate Governance Committee, which will decide whether to accept or reject the resignation and submit such recommendation for prompt consideration by the Board of Directors no later than ninety (90) days following the uncontested election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR EACH OF THE NOMINEES.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS AND INFORMATION ABOUT DIRECTOR NOMINEES

The following table sets forth, as of the close of business on March 17, 2017, information about the 1,606,288 shares of Common Stock (calculated based on 57,602,082 shares outstanding) beneficially owned by each of the Company’s current directors, nominees for director, executive officers and named executive officers. The “named executive officers” are those individuals set forth in the “Summary Compensation Table for 2016” included herein. Unless otherwise indicated, all directors, nominees for director, executive officers and named executive officers have sole voting and investment power with respect to the shares of Common Stock reported. The table and the accompanying footnotes set forth the foregoing persons’ current positions with the Company, principal occupations and employment over the preceding five years, age and directorships held in certain other publicly-owned companies, as well as, with respect to directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director of the Company in 2016.

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 17, 2017	Percent of Class
Paul J. Flaherty Director of the Company since August 2, 2007; age 77 (1)	48,406	*

Gennaro J. Fulvio Director of the Company since May 9, 2002; age 60 (2)	56,333	*

Gary S. Gladstein Lead Independent Director since January 1, 2016; Director of the Company since July 1, 2000; age 72 (3)	113,296	*

Scott J. Goldman Director of the Company since January 1, 2008; age 64 (4)	32,444	*

John B. Hansen Director of the Company since August 4, 2014; age 70 (5)	75,385	*

Terry Hermanson Director of the Company since February 13, 2003; age 74 (6)	21,126	*

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 17, 2017	Percent of Class
Gregory L. Christopher Chairman of the Board of Directors since January 1, 2016; Chief Executive Officer of the Company since October 30, 2008; Director of the Company since October 28, 2010; age 55 (7)	502,542	*

Brian K. Barksdale Vice President – Marketing of the Company since November 10, 2013; age 41 (8)	40,105	*

Daniel R. Corbin Vice President – Corporate of the Company since May 7, 2015; age 59 (9)	50,352	*

Richard W. Corman Vice President – Financial Systems of the Company since May 7, 2015; age 60 (10)	80,170	*

Donald Glover President – Mueller Brass Company since January 1, 2017; age 52 (11)	5,000	*

Jeffrey A. Martin Chief Financial Officer and Treasurer of the Company since February 14, 2013; age 50 (12)	119,860	*

Mark Millerchip Executive Director – European Operations of the Company since May 28, 2010; age 50 (13)	—	—

Christopher J. Miritello Vice President, General Counsel and Secretary of the Company since January 1, 2017; age 34 (14)	8,000	*

Nicholas W. Moss President – B&K LLC since May 7, 2015; age 60 (15)	153,281	*

Steffen Sigloch President – Piping Systems North America of the Company since May 5, 2016; age 48 (16)	114,866	*

Anthony J. Steinriede Vice President – Corporate Controller of the Company since April 23, 2015; age 40 (17)	15,707	*

Principal Occupation, Employment, etc.	Common Stock Beneficially Owned as of March 17, 2017	Percent of Class
Gary C. Wilkerson Counsel to the Company since January 1, 2017; age 70 (18)	169,415	*

Executive Officers and Directors as a Group	1,606,288	2.79%

*	Less than 1%

**	Includes 224,543 shares of Common Stock which are subject to currently exercisable stock options and 554,200 shares of non-vested restricted stock held by executive officers and directors of the Company.

(1)	Mr. Flaherty has been a member of the Advisory Board of Aon Risk Services, Inc., a subsidiary of Aon Corporation (“Aon”), the global insurance and risk management firm, since 2001. Prior to his tenure with Aon, Mr. Flaherty was associated with Burson-Marsteller-WPP, a global public affairs and public relations firm. Mr. Flaherty was nominated to serve as a director of the Company because of his years of experience counseling boards and senior management. In addition, his experience in insurance and risk management enable him to assist the Board of Directors in performing its risk oversight function. The number of shares of Common Stock beneficially owned by Mr. Flaherty includes (i) 29,333 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(2)	Mr. Fulvio has been a member of Fulvio & Associates, LLP, Certified Public Accountants, since 1987. Mr. Fulvio was nominated to serve as a director of the Company because of his strength in the area of accounting, his knowledge of and experience with tax matters, and his financial acumen. The number of shares of Common Stock beneficially owned by Mr. Fulvio includes (i) 29,333 shares of Common Stock which are subject to currently exercisable stock options, (ii) 25,000 shares of Common Stock which are owned by Mr. Fulvio’s spouse and (iii) 2,000 shares of non-vested restricted stock.

(3)	Mr. Gladstein served as Chairman of the Board of Directors of the Company from 2013 to 2015, and was previously a director of the Company from 1990 to 1994. Mr. Gladstein is currently an independent investor and consultant. From the beginning of 2000 to August 31, 2004, Mr. Gladstein was a Senior Consultant at Soros Fund Management. He was a partner and Chief Operating Officer at Soros Fund Management from 1985 until his retirement at the end of 1999. In the past five years, Mr. Gladstein also served as a director of Inversiones y Representaciones Sociedad Anónima, Darien Rowayton Bank and a number of private companies. Mr. Gladstein was nominated to serve as a director of the Company because of his financial and accounting expertise and his years of experience providing strategic advisory services to complex organizations. In addition, having been a member of the compensation, audit and other committees of public company boards, Mr. Gladstein is familiar with a full range of corporate and board functions. The number of shares of

Common Stock beneficially owned by Mr. Gladstein includes (i) 29,333 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(4)	Mr. Goldman is the co-founder and Chief Executive Officer of TextPower, Inc. The company provides software-integrated text messaging alerts to utilities, courts and universities and cybersecurity services using a patented technology that authenticates identities and stops hackers. He also speaks, writes and educates enterprises about cybersecurity issues and best practices. From 1999 through 2001 Mr. Goldman served as the Chief Executive Officer of the WAP Forum (now the Open Mobile Alliance), a global technology organization promoting standardized wireless and mobile Internet access. Prior to that, he founded and was principal of The Goldman Group, a consultancy that assisted Fortune 1000 companies in licensing, developing, building and operating wireless technologies and systems around the world. Mr. Goldman was nominated to serve as a director of the Company because of his extensive experience with cybersecurity, advanced technologies and global market strategies. The number of shares of Common Stock beneficially owned by Mr. Goldman includes (i) 24,444 shares of Common Stock which are subject to currently exercisable stock options and (ii) 2,000 shares of non-vested restricted stock.

(5)	Mr. Hansen served as Executive Vice President of the Company from January 1, 2013 to April 30, 2014, when he retired. Prior to that time, he served as (i) President-Plumbing Business of the Company from January 1, 2011 to January 1, 2013, (ii) President-Manufacturing Operations from May 18, 2009 until January 1, 2011 and (iii) Senior Vice President - Strategy and Industry Relations prior to May 18, 2009. Mr. Hansen was nominated to serve as a director because of his extensive industry experience and knowledge of the Company’s business operations. The number of shares of Common Stock beneficially owned by Mr. Hansen includes (i) 9,778 shares of Common Stock which are subject to currently exercisable stock options, (ii) 20,000 shares of Common Stock owned by a trust where his wife and children serve as beneficiaries and (iii) 2,000 shares of non-vested restricted stock.

(6)	Mr. Hermanson has been the principal and President of Mr. Christmas Incorporated, a wholesale merchandising company, for more than the last five years. Mr. Hermanson was nominated to serve as a director of the Company because he has extensive experience in management, strategic planning, as well as a thorough knowledge of wholesale merchandising and international business issues. The number of shares of Common Stock beneficially owned by Mr. Hermanson includes 2,000 shares of non-vested restricted stock.

(7)	Prior to October 30, 2008, Mr. Christopher served as Chief Operating Officer. The number of shares of Common Stock beneficially owned by Mr. Christopher includes (i) 210,400 shares of non-vested restricted stock, (ii) 1,800 shares of Common Stock owned jointly between Mr. Christopher and his spouse, (iii) 120,000 shares owned by a trust in which his wife is beneficiary, (iv) 80,000 shares owned by a trust in which he is beneficiary and (v) 6,800 shares of Common Stock which are owned by Mr. Christopher’s children.

(8)	Mr. Barksdale served as Director – Wholesale Plumbing Sales of the Company from March 7, 2009 to November 10, 2013, and was a Local and Regional Territory Sales Representative from June 1, 2000 to March 7, 2009. He has been employed with the Company since September 1999. The number of shares of Common Stock beneficially owned by Mr. Barksdale includes (i) 14,789 shares of Common Stock which are subject to currently exercisable stock options and (ii) 13,388 shares of non-vested restricted stock.

(9)	Mr. Corbin served as (i) Vice President – Corporate Manufacturing/Engineering of the Company from January 1, 2014 until May 7, 2015, (ii) Vice President – Copper Business from December 1, 2010 until December 31, 2013, and (iii) Vice President – Fittings and Distribution Business-Standard Products Division of the Company prior to December 1, 2010. The number of shares of Common Stock beneficially owned by Mr. Corbin includes (i) 11,682 shares owned by a trust of which his children are beneficiaries and (ii) 38,670 shares of non-vested restricted stock.

(10)	Mr. Corman served as Vice President – Controller of the Company from October 28, 2004 until May 7, 2015. The number of shares of Common Stock beneficially owned by Mr. Corman includes (i) 39,112 shares of Common Stock which are subject to currently exercisable stock options, and (ii) 5,023 shares of non-vested restricted stock.

(11)	Mr. Glover previously served as President – Industrial Metals of the Company from May 5, 2016 until January 1, 2017. He joined the Company in May 2013 as General Manager of Micro Gauge, Inc. and Mueller Impacts Company, Inc. Prior to that, he served as General Manager of Oak Adaptive, an ERP software development firm, and held a variety of positions with Masco Corporation. The number of shares of Common Stock beneficially owned by Mr. Glover includes 5,000 shares of non-vested restricted stock.

(12)	Mr. Martin served (i) as Interim Chief Financial Officer of the Company from October 26, 2012 to February 13, 2013, (ii) as Vice President - Corporate Development of the Company from January 11, 2011 to October 26, 2012, (iii) as Vice President-Finance & Corporate Development from August 1, 2008 to January 11, 2011, and (iv) as Vice President-Operations, Standard Products Division prior to August 1, 2008. The number of shares of Common Stock beneficially owned by Mr. Martin includes (i) 17,866 shares which are subject to currently exercisable stock options, (ii) 43,774 shares of Common Stock owned jointly between Mr. Martin and his wife and (iii) 58,220 shares of non-vested restricted stock.

(13)	Mr. Millerchip served as Managing Director – Mueller Primaflow Limited prior to May 28, 2010.

(14)	Mr. Miritello served as Deputy General Counsel of the Company from September 15, 2015 to December 31, 2016. Prior to joining the Company, he was associated with the New York office of Willkie Farr & Gallagher LLP. The number of shares of Common Stock owned by Mr. Miritello includes 8,000 shares of non-vested restricted stock.

(15)	Mr. Moss served as President – Global and Retail Business of the Company from March 6, 2007 until May 7, 2015. The number of shares of Common Stock beneficially owned by Mr. Moss includes (i) 24,445 shares of Common Stock which are subject to currently exercisable stock options and (ii) 89,234 shares of non-vested restricted stock.

(16)	Mr. Sigloch served as (i) President – Extruded Products of the Company from January 1, 2013 to May 5, 2016, (ii) Corporate Vice President – Engineering and Manufacturing of the Company from January 1, 2012 to January 1, 2013 and (iii) Vice President – Engineering and Manufacturing of Mueller Europe, Ltd, from July 1, 2011 to January 1, 2012. Prior to joining the Company on July 1, 2011, Mr. Sigloch served as Chief Executive Officer of Wieland Copper Products, LLC. The number of shares of Common Stock beneficially owned by Mr. Sigloch includes 91,196 shares of non-vested restricted stock.

(17)	Mr. Steinriede served as (i) Director of Finance at the Company from April 1, 2014 until April 23, 2015, (ii) Assistant Corporate Controller from September 1, 2010 until April 1, 2014, and (iii) Corporate Accounting Manager prior to September 1, 2010. The number of shares of Common Stock beneficially owned by Mr. Steinriede includes (i) 6,110 shares of Common Stock which are subject to currently exercisable stock options and (ii) 3,869 shares of non-vested restricted stock.

(18)	Mr. Wilkerson retired from his position as Vice President, General Counsel and Secretary of the Company on December 31, 2016, and remains employed by the Company on a part-time basis. The number of shares of Common Stock beneficially owned by Mr. Wilkerson includes (i) 150,215 shares of Common stock owned jointly between Mr. Wilkerson and his wife and (ii) 19,200 shares of non-vested restricted stock.

Meetings and Committees of the Board of Directors

During 2016, the Board of Directors held four regularly scheduled meetings and two special meetings. The Board of Directors established a standing Audit Committee and a Compensation and Stock Option Committee at its organizational meeting on February 13, 1991. On May 13, 1991, the Board of Directors created two committees (the “Plan Committees”) to be responsible for administering the Company’s 1991 Employee Stock Purchase Plan and the Company’s 1991 Incentive Stock Option Plan. On November 16, 1993, the Board of Directors established a standing Nominating Committee. On May 12, 1994, the Board of Directors created two committees to be responsible for administering the Company’s 1994 Stock Option Plan and the Company’s 1994 Non-Employee Director Stock Option Plan, on February 12, 1998 created a committee to be responsible for administering the Company’s 1998 Stock Option Plan and on February 12, 2002 created a committee to be responsible for administering the Company’s 2002 Stock Option Plan (collectively, the “Option Plan Committees”). On February 12, 2004, the Board of Directors changed the name of the Nominating Committee to the Nominating and Corporate Governance Committee.

The Audit Committee is currently composed of three directors who are not officers or employees of the Company: Gary S. Gladstein (Chairman), Gennaro J. Fulvio and Terry Hermanson. Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the New York Stock Exchange (the “NYSE”) and applicable SEC rules. For more information on the NYSE standards for independence, see “Corporate Governance-Director Independence” in this Proxy Statement. The Board of Directors has further determined that (i) all members of the Audit Committee are financially literate and (ii) Gary S. Gladstein and Gennaro J. Fulvio each possess accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and are each audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee (a) appoints the Company’s independent accountants, (b) reviews and approves any major change in the Company’s accounting policies, (c) reviews the scope and results of the independent audit, (d) reviews and considers the independence of the accountants, (e) reviews the effectiveness of the Company’s internal audit procedures and personnel, (f) reviews the Company’s policies and procedures for compliance with disclosure requirements concerning conflicts of interest and the prevention of unethical, questionable or illegal payments and (g) makes such reports and recommendations to the Board of Directors as it may deem appropriate. The Audit Committee held six formal meetings during the last fiscal year, all of which were attended by the Company’s independent auditors. At such meetings, the Audit Committee discussed the scope and results of the annual audit and issues of accounting policy and internal controls.

The Compensation and Stock Option Committee is currently composed of three directors who are not officers or employees of the Company: Gennaro J.  Fulvio (Chairman), Paul J. Flaherty and Scott J. Goldman. Each member of the Compensation and Stock Option Committee has been determined by the Board of Directors to meet the NYSE’s standards for independence. The Compensation and Stock Option Committee (i) provides assistance to the Board of Directors in discharging the Board of Directors’ responsibilities relating to management organization, performance, compensation and succession and (ii) makes such recommendations to the Board of Directors as it deems appropriate. During fiscal year 2016, the Compensation and Stock Option Committee held three formal meetings.

The Nominating and Corporate Governance Committee is currently composed of three directors who are not officers or employees of the Company: Terry Hermanson (Chairman), Paul J. Flaherty and Scott J. Goldman. Each member of the Nominating and Corporate Governance Committee has been determined by the

Board of Directors to meet the NYSE’s standards for independence. The Nominating and Corporate Governance Committee is responsible for the recommendation to the Board of Directors of director nominees for election to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending committee assignments and responsibilities to the Board of Directors, overseeing the evaluation of Board of Directors and management effectiveness, developing and recommending to the Board of Directors corporate governance guidelines, and generally advising the Board of Directors on corporate governance and related matters. The Nominating and Corporate Governance Committee held two formal meetings during fiscal year 2016.

The Board of Directors has currently implemented a leadership structure in which Mr. Christopher serves as both Chief Executive Officer and Chairman of the Board. The Board has determined that having Mr.  Christopher serve in this dual capacity is in the best interest of shareholders at this time. The Company believes that this structure currently allows ultimate leadership and accountability to reside in a single individual, who has both extensive knowledge of the Company’s business and critical relationships with the Company’s customer base.

In order to coordinate the activities of the independent and non-management members of the Board of Directors, and to liaise between such directors and the Chairman of the Board, the Company has currently designated Mr. Gladstein to serve as Lead Independent Director. The Lead Independent Director’s responsibilities are set forth in a formal charter, which can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

The Board of Directors is actively involved in oversight of risks that could affect the Company. The full Board of Directors has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact the Company’s financial statements. The Board of Directors receives reports directly from officers responsible for oversight of particular risks within the Company, as well as full reports by the chair of the Audit Committee regarding the Audit Committee’s considerations and actions. The Board believes that through such open communication and access to information, it can sufficiently manage the risks facing the Company. The Board of Directors’ administration of its risk oversight function has not affected the Board’s leadership structure.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, following the passage of Sarbanes-Oxley, the NYSE adopted changes to its corporate governance and listing requirements.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the NYSE rules.

The Board of Directors, in applying the NYSE standards for independence, and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Paul J. Flaherty, Gennaro J. Fulvio, Gary S. Gladstein, Scott J. Goldman and Terry Hermanson. In the course of the Board of Director’s determination regarding the independence of each non-management director (except for Mr. Hansen who the Company has determined is not independent under NYSE rules), the Board considered for:

•	Mr. Flaherty, the fact that the Company has utilized certain services of Aon and its affiliates, but recognizing the arms’ length nature of such transactions, the absence of any managerial role or specific pecuniary interest of Mr. Flaherty in such matters, and the de minimis percentage such transactions represented in respect of the annual revenues and assets of each of those companies.

Meetings of Non-Management Directors

•	The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall hold annually at least two formal meetings independent from management. Our lead independent director presides at these executive sessions of the Board of Directors.

Audit Committee

•	In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

•	Ernst & Young LLP, the Company’s independent auditors, reports directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

•	The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Compensation and Stock Option Committee

•	The Compensation and Stock Option Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Nominating and Corporate Governance Committee

•	The Nominating and Corporate Governance Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, and who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors.

•	Under its charter, the Nominating and Corporate Governance Committee considers whether the viewpoint, professional experience, education, skill and other individual qualities and attributes of any potential nominee would contribute to the diversity of the Board as a whole. The diversity of the Company’s Board and employees is a tremendous asset. The Committee and Company are firmly committed to providing equal opportunity in all aspects of the Board nomination process and employment. The Committee will not exclude any potential Board nominee from consideration based on age, gender, race, color of skin, ethnic origin, political affiliation, religious preference, sexual orientation, country of origin, physical handicaps or any other category.

The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

•	Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, after which they are investigated, interviewed and evaluated by the Committee which then reports to the Board of Directors.

•	The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

The Nominating and Corporate Governance Committee does not consider individuals nominated by stockholders for election to the Board. The Board believes that this is an appropriate policy because the Company’s Bylaws allow a qualifying stockholder to nominate an individual for election to the Board, which proposal can be brought directly before a meeting of stockholders, as described below. In order for a qualifying stockholder to nominate an individual to the Board, written notice of such stockholder’s intent to make such nomination must be received by the Secretary of the Company at the Company’s principal place of business (8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125) not less than 120 days and not more than (i) with respect to an election to be held at an annual meeting of stockholders, 150 days prior to the anniversary date of the immediately preceding annual meeting (unless the annual meeting date is advanced by more than thirty days or delayed by more than thirty days, in which case different deadlines apply) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to the special meeting and not later than the later of (a) 60 days prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting, provided that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the tenth day following the day on which such public announcement is first made by the Company. To be a qualifying stockholder, the stockholder must be a stockholder of record at the time the notice was delivered to the Secretary of the Company. Each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or successor provisions) under the Exchange Act, including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the stockholder desires to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2017 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, Paul J. Flaherty, Scott J. Goldman, and Terry Hermanson served on the Compensation and Stock Option Committee. No member of the Compensation and Stock Option Committee was, during fiscal year 2016, an officer or employee of the Company or was formerly an officer of the Company. In addition, no member of the Compensation and Stock Option Committee, during fiscal year 2016, had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal year 2016.

Corporate Governance Guidelines

•	The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility, director access to officers and employees, director compensation, director orientation and continuing education and the annual performance evaluation of the Board of Directors.

•	Copies of the guidelines can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Code of Business Conduct and Ethics

•	The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business

Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

•	Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors and will be posted on the Company’s website at www. muellerindustries.com.

•	Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder.

Policies and Procedures for Approval of Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Management carefully reviews all proposed related party transactions (if any), other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arms-length transaction with an unrelated third party. Management reports to the Audit Committee and then to the Board of Directors on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Audit Committee or the Board, the related party is excused from participation in discussion and voting on the matter.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of the Company’s Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2016 Annual Meeting of Stockholders.

Communication with the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating and Corporate Governance Committee, Mueller Industries, Inc., 8285 Tournament Drive, Suite 150, Memphis, Tennessee 38125. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2016, as well as how this compensation furthers our established compensation philosophy and objectives.

We believe in a pay for performance philosophy, such that a material portion of a named executive officer’s compensation is dependent upon both the short-term and long-term strategic and financial performance of the Company, considered in light of general economic and specific Company, industry, and competitive conditions. For 2016, we continued to reward named executive officers in a manner consistent with this philosophy by setting annual incentive targets based on the Company’s achievement of a certain level of operating income. For the long-term component of compensation, we continued to grant equity awards, such that any long-term compensation opportunity will be directly tied to our stock performance. Moreover, in 2016, we added a performance criterion for vesting of a portion of the long term equity awards granted to key members of our management team. The introduction of this feature was aimed at ensuring that any vesting of such grants is conditioned upon the Company’s achievement of specified growth targets in either total stockholder return or diluted earnings per share.

Compensation Policies and Objectives

In light of our pay for performance philosophy, we have designed our compensation programs for our executive officers to (i) motivate our executive officers to achieve certain strategic and financial goals and reward them for achieving such goals, (ii) align the long-term financial interests of our executive officers with those of our stockholders, (iii) encourage our executive officers to continue their service with the Company, and (iv) provide a means to attract additional talented executive officers when necessary.

Determination of Compensation

For 2016, compensation for our Chief Executive Officer was determined by our Compensation and Stock Option Committee. For 2016, compensation decisions for our other named executive officers were made by our Compensation and Stock Option Committee after consideration of the recommendations of our Chief Executive Officer. Our Compensation and Stock Option Committee meets at least three times per year to determine all elements of our named executive officers’ compensation, including base salary, annual incentive compensation, and long-term equity awards. Each element of compensation plays an important role in our compensation program, and we make compensation decisions regarding each element in the context of total compensation with a view to the aggregate value and effect of all other elements.

In determining the levels of compensation, including the amount of base salary increases from year to year, if any, the target levels of the annual cash incentives and the amounts payable thereby at the end of each year, and the number and type of equity awards to be awarded, we generally do not rely on formulaic guidelines but rather maintain a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain certain strategic and financial goals and control cost. This requires that we consider subjective factors including (i) an executive officer’s performance against corporate objectives in recent years, (ii) the value of the executive officer’s skills and capabilities in supporting the long-term performance of the Company, (iii) performance of each executive officer’s specific management responsibilities, (iv) each executive officer’s contribution as a member of the executive management team, and (v) whether each executive officer’s total compensation potential and structure is sufficient to ensure the retention of the executive officer when considering the compensation potential that may be available elsewhere. As such, we make reasoned subjective determinations about compensation levels.

In 2016, Mr.  Christopher’s compensation was determined based on his successful management of the day-to-day activities of the Company and its subsidiaries, including but not limited to cost containment, manufacturing, purchasing, sales, marketing, distribution, finance, legal, and trade association activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.” In 2016, Mr. Martin’s compensation was determined based on his day-to-day management of corporate accounting, finance, credit, tax, shared services and investor relations, as well as his role in the successful integration of recently acquired businesses. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

In 2016, Mr.  Moss’s compensation was determined based on his successful management of our retail products business, including, but not limited to his expansion of product line offerings, favorable negotiation of supply chain agreements, and sales and marketing activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

In 2016, Mr.  Sigloch’s compensation was determined based on his strategic leadership of the Company’s core activities in brass rod and copper tube manufacturing, and specifically the modernization of the Company’s core businesses which requires unique industry-specific know-how and his management of these businesses including but not limited to sales, marketing, manufacturing, purchasing and trade association activities. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

In 2016, Mr.  Wilkerson’s compensation was based on his day-to-day management of Company’s legal function, including his role in advising the Company and its subsidiaries regarding legal and regulatory compliance and risk exposures. His incentive compensation was determined by the Company meeting specific adjusted operating income targets, as discussed below under the heading “Annual Incentive Compensation.”

In making compensation decisions, our Compensation and Stock Option Committee relies on the members’ general knowledge of our industry, supplemented by advice from our Chief Executive Officer based on his knowledge of our industry in markets in which we participate. From time to time, we conduct informal analyses of compensation practices and our Compensation and Stock Option Committee may review broad-based third-party surveys to obtain a general understanding of current compensation practices. For 2016, the Compensation and Stock Option Committee established the performance criteria for the year on February 2, 2016.

At our 2016 Annual Meeting, we held our fifth annual non-binding stockholder advisory vote on executive compensation. Over 97% of shares voted (excluding abstentions and broker non-votes) were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting. The Compensation and Stock Option Committee believes that the vote confirms its view that the Company’s compensation programs are centered on a pay for performance philosophy and are appropriate and effective in creating value. Accordingly, the Compensation and Stock Option Committee made no direct changes to the Company’s executive compensation program as a result of the vote. Our Compensation and Stock Option Committee will consider the outcome of this year’s stockholder advisory vote on executive compensation as it makes future compensation decisions.

Elements of Compensation

Our compensation program for our named executive officers is composed of six elements: (i) base salary, (ii) traditional benefits, (iii) annual incentive compensation, (iv) long-term equity incentive compensation, (v) perquisites, and (vi) for Messrs. Christopher, Martin, Moss and Sigloch, post-employment and change-in-control compensation. In lieu of 2016 long-term equity incentive compensation, Mr. Wilkerson received cash awards in anticipation of his retirement from the position of Vice President, General Counsel and Secretary effective December 31, 2016. Each element of compensation plays an important part in our overall compensation policies and objectives.

Base Salary and Traditional Benefits

We provide base salary and traditional benefits such as group health, disability, and life insurance benefits, as well as matching contributions to our 401(k) plan, as a means of providing a base level of compensation for services performed, to encourage the continued service of our executive officers and to attract additional talented executive officers when necessary. Salaries paid to our named executive officers are set forth in the Summary Compensation Table for 2016. Base salary adjustments are determined by making reasoned subjective determinations about current economic conditions such as general wage inflation as well as the executive’s qualifications, experience, responsibilities, and past performance. For 2016, Messrs. Moss and Sigloch’s base salaries were increased 5.0% effective April  4, 2016. The Compensation and Stock Option Committee granted these increases in base salary resulting from the officers’ positive impact on the Company’s performance. In addition, for 2016, the Compensation and Stock Option Committee increased Mr.  Christopher’s base salary to $1,100,000 effective December 27, 2015. The Compensation and Stock Option Committee determined it was appropriate to increase Mr. Christopher’s base salary to compensate him for the additional duties and responsibilities Mr. Christopher assumed in connection with Mr. Christopher’s appointment to the role of Chairman of the Board.

Annual Incentive Compensation

Each of our named executive officers received annual incentive compensation in 2016, based upon the Company’s actual performance for 2016 relative to the performance targets (as described below) established by the Compensation and Stock Option Committee on February 2, 2016. The Compensation Committee’s intent was for the incentive compensation payable to Messrs. Christopher, Moss, Sigloch and Wilkerson to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, with awards being made under the Company’s 2014 Incentive Plan.

For 2016, the amount of incentive compensation payable to each of our named executive officers was determined by multiplying (i) the named executive officer’s actual base salary paid during 2016, (ii) the named executive officer’s incentive grade level factor (125% for Mr.  Christopher, and 90% for each other named executive officer), and (iii) the named executive officer’s performance factor.

The performance factor applicable to each of the named executive officers was determined based on the achievement level of the consolidated Company adjusted operating income target, as shown in the following table:

Performance Criteria(1)	Performance Target	Weighting	2016 Performance	2016 Achievement Level	2016 Performance Factor(2)
Consolidated Company Adjusted Operating Income	$160.0 million	100%	$153.3 million	95%	85%

(1)	Adjustments to operating income as presented in the Company’s audited financial statements for purposes of defining the performance criteria included: (i) certain standard adjustments made annually, including expenses associated with stock appreciation rights granted to personnel in our European businesses and FIFO variances; (ii) certain adjustments made when applicable, including impairment charges, severance charges and purchase accounting adjustments; and (iii) certain other adjustments, including expenses associated with the modernization and relocation of manufacturing equipment, LIFO adjustments, certain inventory adjustments and pension plan settlement expense.

(2)	To ensure an alignment between pay and performance, bonus amounts would not have been paid to the named executive officers in any case where the achievement level of the operating income performance target applicable to the bonus amount was less than 80%. Listed below are the corresponding performance factor for various levels of achievement above the threshold of 80% of the operating income performance target.

Performance to Target	Payout Percentage	Performance to Target	Payout Percentage
< 80%	0%	117%	160%
80-84%	40%	118%	165%
85-89%	55%	119%	170%
90-94%	70%	120%	175%
95-99%	85%	121%	180%
100-104%	100%	122%	185%
105-109%	115%	123%	190%
110-114%	130%	124%	195%
115%	150%	125%	200%
116%	155%	> 125%	200%

As a result of 2016 performance, the annual incentive payments for the named executive officers, which are set forth in the Summary Compensation Table for 2016, equal the following percentages of each named executive officer’s actual base salary paid during 2016: 106.3% for Mr. Christopher (125% grade level factor times an 85% performance factor), and 76.5% for each of Messrs. Martin, Moss, Sigloch and Wilkerson (90% grade level factor times an 85% performance factor).

Based upon his performance in 2016, in addition to receiving annual incentive compensation, Mr. Moss received a discretionary incentive compensation award of $50,000 in recognition of his outstanding service to the Company and leadership.

Long-Term Equity Incentive Program

Our long-term equity incentive compensation rewards our named executive officers for achievement of our long-term financial success as measured by our stock price. As such, it aligns the financial interests of our named executive officers with our stockholders and rewards our named executive officers for increased stockholder value. Historically, we have granted restricted stock to our named executive officers, as discussed below. Generally, our equity incentive awards have been granted subject to three- or five-year vesting schedules, which we believe rewards outstanding service by our named executive officers and provides us with an effective mechanism to incentivize our named executive officers to achieve long-term financial success for the Company, to provide a strong retention incentive, and to align the interests of our named executive officers with the long-term interest of our shareholders.

Moreover, in 2016, we added a performance criterion for vesting of a portion of the long term equity awards granted to our named executive officers. The introduction of this feature was aimed at ensuring that any vesting of such grants is conditioned upon the Company’s achievement of specified growth targets in either total stockholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021). For this purpose, total stockholder return will be determined by dividing (i) an amount equal to the 30-day trailing average closing price of a share of stock as of the applicable reference date, minus $29.39 (the 30-day trailing average closing price of a share of stock as of December 26, 2015), plus the value of any dividends and distributions paid during the reference period, by (ii) $29.39, and multiplying such amount by 100.

Long-term equity incentive awards to our named executive officers, other than our Chief Executive Officer, are typically granted annually by our Compensation and Stock Option Committee based on the recommendations of our Chief Executive Officer. Long-term equity incentive awards to our Chief Executive Officer are granted annually based on the determinations of our Compensation and Stock Option Committee. In recent years, it has been the Company’s practice to issue long-term equity incentive awards to certain executives and other employees in late July following release of the Company’s second quarter and six-month operating results. In 2016, consistent with our historical practices, the named executive officers received annual grants in July 2016. The Compensation and Stock Option Committee has concluded that restricted stock awards (i) encourage key personnel to focus on sustainable long-term performance, (ii) strengthen the relationship between compensation and growth in the market price of the Company’s common stock and thereby align management’s financial interests with those of the stockholders and (iii) help attract and retain talented management personnel. In determining which named executive officers should receive restricted stock awards during 2016, and the size of these awards, our Compensation and Stock Option Committee made reasoned subjective determinations based upon the performance of the named executive officers, the importance of retaining their services, and their role in helping us work toward our long-term goals. There was no set formula for the granting of annual restricted stock awards to individual named executive officers. In 2016, we granted shares of restricted stock to our named executive officers covering an aggregate of 142,000 shares.

Of the shares of restricted stock granted to Mr. Christopher in 2016, 26% will vest on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016); 34% will vest on the fifth anniversary of the vesting commencement date, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability, by us without cause or by Mr. Christopher for good reason. Moreover, 14% will vest on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021), and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs).

Of the shares of restricted stock granted to Mr. Martin in 2016, 17% will vest on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016); 22% will vest on the fifth anniversary of the vesting commencement date, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability. Moreover, 44% will vest on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021), and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs).

Of the shares of restricted stock granted to Mr. Moss in 2016, 25.5% will vest on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016); 34% will vest on the fifth anniversary of the vesting commencement date, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability. Moreover, 15% will vest on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021), and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs).

Of the shares of restricted stock granted to Mr. Sigloch in 2016, 17% will vest on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016); 22% will vest on the fifth anniversary of the vesting commencement date, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability. Moreover, 44% will vest on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021), and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs).

In anticipation of his retirement from the position of Vice President, General Counsel and Secretary effective December 31, 2016, Mr. Wilkerson received a cash award of $200,000 in February 2017 in lieu of 2016 long term equity incentive compensation.

The Compensation and Stock Option Committee elected to use a long-term vesting schedule, and introduced a performance based criterion for vesting with respect to certain of the awards granted to the named executive officers in 2016 to promote retention and to incentivize performance. Total shareholder return and diluted earnings per share are metrics generally associated with shareholder value and long-term growth. Accordingly, the Compensation and Stock Option Committee thought it appropriate to use those metrics as the underlying criteria for vesting of the performance-based long-term incentive awards. In addition, given the importance of long-term equity incentive awards in our compensation program, the Compensation and Stock Option Committee believed that it was appropriate to provide for accelerated vesting to compensate our executive officers for their contributions to the Company and to provide them with assurance that they will not be disadvantaged with respect to their equity awards in the event of a change in control or in connection with certain involuntary terminations of employment.

Perquisites

We offer certain perquisites to our named executive officers, which we view as an added element of our executive compensation program designed to attract, retain and reward our named executive officers. The perquisites we provided in fiscal 2016 were as follows: estate and tax planning, certain club memberships, Company incentive trips, personal use of our Company airplane, and reimbursement of the income tax liabilities associated with certain perquisites. Estate and tax planning is provided to certain named executive officers to complement our various compensation elements for the purpose of ensuring the named executive officers understand the complexity of the long-term equity incentives and are thereby able to maximize the value of such benefits. We provide certain club memberships in part to facilitate networking with and entertainment of our business clients. Because of the nature of such memberships, our named executive officers gain some personal benefits. We offer Company incentive trips to reward top achievers in our organization. We maintain a Company-owned airplane primarily to provide efficient transportation to certain employees and customers for business travel. From time to time, when our plane is not being used for business purposes, we allow certain named executive officers to use the plane for personal travel.

Post-Employment and Change in Control Compensation

We are party to an employment agreement with Mr. Christopher. When entered into, this agreement was thought to be in line with market practice and enabled us to be competitive and retain top talent. As discussed below under the heading “Narrative Disclosure to Summary Compensation Table and Grant of Plan Based Awards Table - Employment Agreement,” the agreement provides that our Chief Executive Officer will be entitled to receive certain severance payments and benefits upon a resignation for “good reason,” a termination without “cause” (as each is defined in the employment agreement), or upon a resignation in connection with a “change in control” (as defined in the employment agreement). We provide this ability to resign following a change in control as an added incentive and reward for Mr. Christopher to remain employed through the consummation of the change in control and to ensure the completion of such event which should ultimately deliver value to our stockholders. Mr. Christopher’s employment agreement had previously provided for a gross-up payment to cover excise taxes imposed by the “golden parachute” regulations under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, however, on February 14, 2013, the Company and Mr. Christopher executed an amendment to Mr. Christopher’s employment agreement, at the request of Mr. Christopher and without any additional consideration, which eliminated the gross-up provisions from his employment agreement. On July 26, 2016, the Company and Mr. Christopher executed another amendment to Mr.  Christopher’s employment agreement which changed the manner in which the bonus component of Mr. Christopher’s severance is calculated. Pursuant to the amendment, the bonus component of Mr. Christopher’s severance will be an amount equal to the greater of (x) the target bonus for the year in which Mr. Christopher’s termination of employment occurs and (y) the target bonus for the year immediately preceding the year in which Mr. Christopher’s termination of employment occurs, in each case, as established by the Company for such year. In addition, Mr. Christopher will be entitled to receive a pro-rata bonus for the year of termination, determined based on actual performance, in the event of a termination by us without cause or by Mr. Christopher for good reason.

Our employment agreement with Mr. Christopher provides us with a certain level of protection against competition and solicitation of customers and employees if his employment is terminated. These restrictive covenants exist to protect our business, as Mr. Christopher has longstanding relationships with a number of our customers.

Change in Control Agreements with Messrs. Martin, Moss and Sigloch

On July 26, 2016, the Company entered into change in control agreements with certain key members of the management team, including Messrs. Martin, Moss and Sigloch. As discussed below under the heading “Narrative Disclosure to Summary Compensation Table and Grant of Plan Based Awards Table - Agreements,” the agreements provide that Messrs. Martin, Moss, and Sigloch will be entitled to receive certain severance payments and benefits upon a termination by the Company without “cause” (as defined in the 2014 Incentive Plan) or by the executive for “good reason” (as defined in each executive’s change in control agreement) and in connection with a “change in control” (as that term is defined in the 2014 Incentive Plan) of the Company, subject to their execution of a release of claims. We believe that these agreements appropriately recognize the contributions and importance of these executives to our business, serve as a vehicle for retention and provide a measure of protection against solicitation by competitors.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to each of the chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year. Qualifying “performance-based compensation” is not subject to this deduction limitation if certain requirements are met. In May 2009, our stockholders at our Annual Meeting approved the 2009 Stock Incentive Plan, and in May 2014, our stockholders at our Annual Meeting approved the 2014 Incentive Plan. Compensation paid under these plans will qualify as performance-based compensation and thus will be fully deductible by us. We periodically review the potential consequences of Section  162(m) with respect to compensatory elements. In the future, we may authorize other compensation payments to our named executive officers that do not comply with the exemptions in Section 162(m) if we judge that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or any specific executive’s particular circumstances. This is consistent with our general compensation policy to remain flexible in order to address business and/or financial challenges as they present themselves.

Compensation Risk Management

In establishing compensation programs for the Company’s executive officers and non-executive employees, the Compensation and Stock Option Committee and senior management of the Company, respectively, consider the potential effect(s) of such programs on the Company, as well as whether such programs create appropriate incentives. The only component of employee compensation that might pose a risk of having an adverse effect is annual cash incentive compensation, which is intended to incentivize our employees to achieve short-term financial performance objectives, and ties a portion of an employee’s compensation to the achievement of such objectives. While annual cash incentive compensation encourages risk taking on the part of the Company’s employees in their efforts to achieve these objectives, the Company believes that the risk is well managed and the level of risk is acceptable. Moreover, certain senior management members have a substantial portion of their compensation in the form of equity awards that are long-term in nature, including equity awards that are subject to achievement of long-term financial performance objectives. We believe this counter balances any motivation to unduly favor excessive short-term risk taking. We also believe that the applicable performance objectives create appropriate incentives for our employees from year-to-year. Risk is further reduced by the fact that annual cash incentives are awarded on a discretionary basis; any known excessive risk taking could result in a reduction or elimination of the annual payment. Furthermore, our Chief Executive Officer and Chief Financial Officer are subject to clawback provisions under the Sarbanes-Oxley Act of 2002.

For these reasons we believe that our compensation policies and practices are not likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE FOR 2016

The following table shows compensation of our principal executive officer, our principal financial officer, and other named executive officers for the 2016, 2015, and 2014 fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gregory L. Christopher	2016	1,100,000	—	2,388,400	1,168,750	157,275	(3)	4,814,425
Chief Executive Officer	2015	934,615	—	2,074,880	1,138,269	170,646		4,318,410
& Chairman	2014	900,000	—	1,843,200	2,250,000	121,781		5,114,981
Jeffrey A. Martin	2016	310,962	—	614,160	237,886	15,155	(4)	1,178,163
Chief Financial Officer	2015	297,481	—	518,720	267,733	35,060		1,118,994
& Treasurer	2014	270,000	—	432,000	405,000	18,286		1,125,286
Nicholas W. Moss	2016	368,719	50,000	921,240	282,070	25,260	(5)	1,647,289
President – B&K LLC	2015	369,404	50,000	810,500	315,175	31,968		1,577,047
	2014	348,991	30,000	720,000	628,183	39,942		1,767,116
Steffen Sigloch	2016	310,961	—	921,240	237,886	40,376	(6)	1,510,463
President – Piping Systems	2015	311,538	50,000	810,500	266,365	15,970		1,454,373
North America	2014	300,000	—	720,000	540,000	22,949		1,582,949
Gary C. Wilkerson Vice President, General Counsel & Secretary(8)(9)	2016	278,646	200,000	—	213,164	23,133	(7)	714,943

(1)	Amounts disclosed in this column represent discretionary incentive compensation awards paid to Messrs. Moss and Wilkerson in recognition of outstanding service to the Company and leadership. Listed amounts paid to Mr. Wilkerson reflect awards made in lieu of long-term equity incentive compensation in anticipation of his retirement from the position of Vice President, General Counsel and Secretary effective December 31, 2016.

(2)	This column represents the aggregate grant date fair value of awards granted to our named executive officers in 2016, determined under Financial Accounting Standards Board Accounting Standards Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 16 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(3)	Mr. Christopher’s other compensation includes a $10,600 matching contribution to the Company’s 401(k) Plan, $50,210 in restricted stock dividends, $25,268 in club memberships and personal tax and estate planning, $17,422 in Company incentive trips (which includes travel, lodging, food and entertainment costs), and a $24,772 reimbursement of the income tax liabilities associated with certain perquisites. In addition, Mr. Christopher’s other compensation includes the incremental cost of $29,003 incurred by the Company to operate the Company’s aircraft in connection with Mr. Christopher’s personal use of the aircraft, calculated based on the cost of fuel, crew travel, trip-related maintenance and other similar variable costs. Fixed costs, which do not change based on usage, are excluded as the Company’s aircraft is used predominantly for business purposes.

(4)	Mr. Martin’s other compensation includes a $10,600 matching contribution to the Company’s 401(k) Plan and $4,555 in restricted stock dividends.

(5)	Mr. Moss’s other compensation includes a $10,600 matching contribution to the Company’s 401(k) Plan and $14,660 in restricted stock dividends.

(6)	Mr. Sigloch’s other compensation includes a $10,600 matching contribution to the Company’s 401(k) Plan, $9,430 in restricted stock dividends, $11,523 in Company incentive trips, and $8,823 for personal tax and estate planning and the reimbursement of the income tax liabilities associated with certain perquisites.

(7)	Mr. Wilkerson’s other compensation includes a $10,600 matching contribution to the Company’s 401(k) Plan and $12,533 in restricted stock dividends.

(8)	Mr. Wilkerson retired from his position as Vice President, General Counsel and Secretary of the Company on December 31, 2016, and remains employed by the Company on a part-time basis.

(9)	Mr. Wilkerson did not serve as a named executive officer in 2014 or 2015. Accordingly, only his compensation for 2016 is reported in the above table.

2016 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the fiscal year ended December 31, 2016.

								All Other
								Stock
								Awards:	Grant
		Estimated Future Payouts			Estimated Future Payouts			Number of	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Value of
		Plan Awards(1)			Plan Awards(2)			Stock or	Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (3)(#)	Awards ($)
Gregory L. Christopher	—	550,000	1,375,000	2,750,000	—	—	—	—	—
	7/28/2016	—	—	—	—	10,000	—	60,000	2,388,400
Jeffrey A. Martin	—	111,946	279,866	559,732	—	—	—	—	—
	7/28/2016	—	—	—	—	8,000	—	10,000	614,160
Nicholas W. Moss	—	132,739	331,847	663,694	—	—	—	—	—
	7/28/2016	—	—	—	—	4,000	—	23,000	921,240
Steffen Sigloch	—	111,946	279,865	559,730	—	—	—	—	—
	7/28/2016	—	—	—	—	12,000	—	15,000	921,240
Gary C. Wilkerson	—	100,313	250,781	501,563	—	—	—	—	—
	—	—	—	—	—	—	—	—	—

(1)	Represents awards that could have been earned based on performance in 2016. These columns show awards that were possible at the threshold, target and maximum levels of performance for each named executive officer in 2016, determined by multiplying each named executive officer’s actual base salary paid during 2016, by the named executive officer’s incentive grade level factor, and then by a performance factor of 40% for the threshold level (for 80% achievement of the applicable performance criteria), 100% for the target level (for 100% achievement of the applicable performance criteria), capped at 200% for the maximum level (for 125% achievement of the applicable performance criteria).

(2)	Shares of performance-based restricted stock will vest 100% on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021) and are subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs). Amounts reported represent the target (which also represents the threshold and maximum) number of performance-based shares of restricted stock that have the potential to vest pursuant to the foregoing vesting schedule.

(3)	Shares of time-based restricted stock will vest 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016), and 40% on the fifth anniversary of the vesting commencement date and are subject to earlier vesting in connection with a change in control, or a termination of employment due to death or disability, or in the case of Mr. Christopher, termination of employment without cause or resignation for good reason.

Narrative Disclosure to Summary Compensation Table and Grant of Plan
Based Awards Table

Employment Agreement with Mr. Christopher

We are party to an amended and restated employment agreement with Gregory L. Christopher, our Chief Executive Officer, dated October 30, 2008, as amended on February 14, 2013 and July 26, 2016. The agreement contains a rolling three-year term, which is automatically extended so that the unexpired term on any date is always three years, unless either party gives written notice of his or its intention not to extend the term. The agreement entitles Mr. Christopher to an annual base salary of $600,000 (to be adjusted upward annually at a rate commensurate with increases granted to other key executives) and discretionary cash incentive compensation in an amount consistent with the executive incentive compensation program which the Company establishes for other key executives. In addition, Mr. Christopher is entitled to receive reimbursement for reasonable business and travel expenses incurred in the performance of his duties and will participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefit plans maintained by the Company in which senior executives participate. Mr. Christopher’s employment may be terminated by the Company without cause or by Mr. Christopher for good reason upon appropriate written notice. In either such event, Mr. Christopher will continue to receive his then-current base salary as if his employment had continued for the remainder of the then-current term, a pro-rata bonus for the year of termination, determined based on actual performance, and annual incentive compensation for the remainder of the then-current term equal to the greater of (x) the target bonus for the year in which Mr. Christopher’s termination of employment occurs and (y) the target bonus for the year immediately preceding the year in which Mr. Christopher’s termination of employment occurs, in each case, as established by the Company for such year. In addition, all outstanding unvested Company stock options then held by Mr. Christopher will immediately vest and become exercisable and Mr. Christopher will continue to participate in our health plans and programs at his expense until he reaches age 65. In addition, we will pay Mr. Christopher an amount equal to the monthly cost of continuation coverage under COBRA until he reaches age 65.

Mr. Christopher’s employment may be terminated by the Company for cause or by Mr. Christopher without good reason upon appropriate written notice.

In either such event, Mr. Christopher will only be entitled to receive accrued but unpaid base salary and, only if Mr. Christopher resigns and at the Company’s discretion, a bonus or incentive compensation for the calendar year in which his resignation occurs, and any other compensation and benefits to which Mr. Christopher would otherwise be entitled under the agreement will be forfeited as of the date of termination. Mr. Christopher may resign his employment for any reason following a change in control. In such event, the Company will pay to Mr. Christopher a lump sum amount equal to (i) his then-current base salary multiplied by the number of full and partial years remaining in the term of employment and (ii) annual incentive compensation equal to the greater of (x) the target bonus for the year in which Mr. Christopher’s termination of employment occurs and (y) the target bonus for the year immediately preceding the year in which Mr. Christopher’s termination of employment occurs multiplied by the number of full and partial years remaining in the term of employment. In addition, Mr. Christopher will continue to participate in our health plans and programs at our expense until he reaches age 65, and all outstanding unvested stock options then held by Mr. Christopher shall become immediately exercisable.

Mr. Christopher’s employment agreement also subjects him to non-competition and non-solicitation covenants during the term of employment and ending on the 12-month anniversary following any termination of employment. Generally, the non-competition covenant prevents Mr. Christopher from engaging in activities that are competitive with the business of the Company in any geographic area in which the Company does business and the non-solicitation covenant prevents Mr. Christopher from soliciting or hiring any person who was a full-time employee of the Company during the 24-month period preceding the termination of his employment. Mr. Christopher’s employment agreement also contains standard confidentiality provisions.

Change in Control Agreements with Messrs. Martin, Moss and Sigloch

On July 26, 2016, the Company entered into change in control agreements with certain key members of the management team, including Messrs. Martin, Moss and Sigloch. Pursuant to those agreements, if, upon or within two years following a “change in control”, the executive’s employment is terminated by the Company without “cause” (other than on account of death or Disability), or by the executive for “good reason”, subject to execution of a general release of claims, the executive shall be entitled to: (i) an amount equal to two times the executive’s base salary (as in effect immediately prior to the change in control or, if greater, the date of such termination); and (ii) an amount equal to two times the average annual bonus paid to the executive (including, for this purpose only, any amounts deferred) in respect of the three calendar years immediately preceding the calendar year in which the change in control occurs (or the three calendar years immediately preceding the calendar year of such termination, if greater). The terms “change in control” and “cause” are defined in the 2014 Incentive Plan and the term “good reason” is defined in each executive’s change in control agreement. The agreements also provide that for two years following termination under the circumstances described above, the executive will receive (subject to the executive’s election of COBRA continuation coverage under the Company’s group health plan) continued coverage under the Company’s group health plan at the Company’s cost (or at the direction of the Company, reimbursement for COBRA premiums) for two years following such termination.

2009 Stock Incentive Plan

In 2016, we maintained the 2009 Stock Incentive Plan, which was approved by our stockholders at our Annual Meeting in May 2009. Our Compensation and Stock Option Committee administers the 2009 Stock Incentive Plan and is authorized to, among other things, designate participants, grant awards, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the 2009 Stock Incentive Plan and related award agreements. The 2009 Stock Incentive Plan reserves 1,500,000 shares of our Common Stock for issuance (prior to adjustment for the Special Dividend paid in March 2017), subject to adjustment in the event of any change in the outstanding Common Stock or the capital structure of the Company or any other similar corporate transaction or event.

2014 Incentive Plan

In 2016, we maintained the 2014 Incentive Plan, which was approved by our stockholders at our Annual Meeting in May 2014. Our Compensation and Stock Option Committee administers the 2014 Incentive Plan and is authorized to, among other things, designate participants, grant awards, including cash-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the 2014 Incentive Plan and related award agreements. The 2014 Incentive Plan reserves 1,500,000 shares of our Common Stock for issuance (prior to adjustment for the Special Dividend paid in March 2017), subject to adjustment in the event of any change in the outstanding Common Stock or the capital structure of the Company or any other similar corporate transaction or event.

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers as of December 31, 2016.

			Option Awards(1)				Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
							Number	Market	Unearned	Payout Value
			Number of	Number of			of Shares	Value of	Shares,	of Unearned
			Securities	Securities			or Units	Shares or	Units or	Shares, Units,
			Underlying	Underlying			of Stock	Units of	Other	or Other
			Unexercised	Unexercised	Option	Option	That	Stock That	Rights That	Rights That
			Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Grant Date		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)(2)	Vested ($)
Gregory L. Christopher(3)	07/27/2007		5,418	—	18.46	07/27/2017	—	—	—	—
	07/25/2008		24,000	—	13.25	07/25/2018	—	—	—	—
	07/30/2009		20,596	—	11.92	07/30/2019	—	—	—	—
	07/23/2010		36,000	—	12.24	07/23/2020	—	—	—	—
	07/27/2012		—	—	—	—	12,400	495,504	—	—
	07/25/2013		—	—	—	—	25,600	1,022,976	—	—
	07/25/2014		—	—	—	—	38,400	1,534,464	—	—
	07/24/2015		—	—	—	—	64,000	2,557,440	—	—
	07/28/2016		—	—	—	—	60,000	2,397,600	10,000	399,600
Jeffrey A. Martin	07/27/2007		12,000	—	18.46	07/27/2017	—	—	—	—
	07/25/2008		12,000	—	13.25	07/25/2018	—	—	—	—
	07/30/2009		12,000	—	11.92	07/30/2019	—	—	—	—
	07/23/2010		12,000	—	12.24	07/23/2020	—	—	—	—
	07/27/2012	(4)	—	—	—	—	1,000	39,960	—	—
	07/25/2013	(5)	—	—	—	—	8,400	335,664	—	—
	11/22/2013	(6)	—	—	—	—	3,020	120,679	—	—
	07/25/2014	(7)	—	—	—	—	11,800	471,528	—	—
	07/24/2015	(9)	—	—	—	—	16,000	639,360	—	—
	07/28/2016	(10)	—	—	—	—	10,000	399,600	8,000	319,680
Nicholas W. Moss	07/23/2010		20,000	—	12.24	07/23/2020	—	—	—	—
	07/27/2012	(8)	—	—	—	—	4,000	159,840	—	—
	07/25/2013	(5)	—	—	—	—	13,200	527,472	—	—
	11/22/2013	(6)	—	—	—	—	5,034	201,159	—	—
	07/25/2014	(8)	—	—	—	—	15,000	599,400	—	—
	07/24/2015	(9)	—	—	—	—	25,000	999,000	—	—
	07/28/2016	(10)	—	—	—	—	23,000	919,080	4,000	159,840

			Option Awards(1)				Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
							Number	Market	Unearned	Payout Value
			Number of	Number of			of Shares	Value of	Shares,	of Unearned
			Securities	Securities			or Units	Shares or	Units or	Shares, Units,
			Underlying	Underlying			of Stock	Units of	Other	or Other
			Unexercised	Unexercised	Option	Option	That	Stock That	Rights That	Rights That
			Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Grant Date		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)(2)	Vested ($)
Steffen Sigloch	07/27/2012	(8)	—	—	—	—	4,000	159,840	—	—
	07/25/2013	(5)	—	—	—	—	12,400	495,504	—	—
	11/22/2013	(6)	—	—	—	—	4,196	167,672	—	—
	07/25/2014	(7)	—	—	—	—	18,600	743,256	—	—
	07/24/2015	(9)	—	—	—	—	25,000	999,000	—	—
	07/28/2016	(10)	—	—	—	—	15,000	599,400	12,000	479,520
Gary C. Wilkerson	07/27/2007		40,000	—	18.46	07/27/2017	—	—	—	—
	07/25/2008		50,000	—	13.25	07/25/2018	—	—	—	—
	07/30/2009		40,000	—	11.92	07/30/2019	—	—	—	—
	07/23/2010		40,000	—	12.24	07/23/2020	—	—	—	—
	07/27/2012	(8)	—	—	—	—	3,200	127,872	—	—
	07/25/2013	(8)	—	—	—	—	6,400	255,744	—	—
	07/25/2014	(8)	—	—	—	—	9,600	383,616	—	—

(1)	The options reflected will vest and become exercisable at the rate of 20% of the underlying Common Stock per year on each of the first five anniversaries of the grant date and will expire on the tenth anniversary of the grant date. All outstanding options were adjusted in March 2017 due to payment of the Special Dividend. The amount of outstanding options and the exercise prices shown in the above table are pre-adjustment.

(2)	Shares of performance-based restricted stock for Messrs. Christopher, Martin, Moss, and Sigloch will vest 100% on February 28, 2022, conditioned upon the Company’s achievement of a 3.5% compounded annual growth rate in total shareholder return or diluted earnings per share over the reference period (December 26, 2015 to December 25, 2021), and subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability or a qualifying retirement (subject, in the case of a qualifying retirement, to achievement of the performance criteria, measured through the last day of the fiscal year preceding the year in which such qualifying retirement occurs).

(3)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant, (ii) 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2015), and 40% on the fifth anniversary of the vesting commencement date, or (iii) 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016), and 40% on the fifth anniversary of the vesting commencement date, in each case, subject to earlier vesting in connection with a change in control or a termination of employment due to death, disability, by us without cause or by Mr. Christopher for good reason.

(4)	Shares of restricted stock will vest 50% on the third anniversary of the date of grant, and 25% per year on each of the fourth and fifth anniversaries of the date of grant.

(5)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant, or (ii) 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(6)	Shares of restricted stock will vest 100% on December 31, 2018, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(7)	Shares of restricted stock will vest either (i) 20% per year on each of the first five anniversaries of the date of grant, or (ii) 100% on December 31, 2020, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(8)	Shares of restricted stock will vest 20% per year on each of the first five anniversaries of the date of grant, subject to earlier vesting in connection with a change in control or a termination of employment due to death or disability.

(9)	Shares of restricted stock will vest either (i) 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2015), and (ii) 40% on the fifth anniversary of the vesting commencement date, or (ii) 100% on December 31, 2021, subject to earlier vesting in connection with a change in control or a termination of employment due to death, or disability.

(10)	Shares of restricted stock will vest 30% on each of the third and fourth anniversaries of the vesting commencement date (July 30, 2016), and 40% on the fifth anniversary of the vesting commencement date, and are subject to earlier vesting in connection with a change in control or a termination of employment due to death, or disability.

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the value realized by each of our named executive officers as a result of the exercise of stock options and the vesting of restricted stock during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Gregory L. Christopher	5,706	81,339	50,400	1,709,568
Jeffrey A. Martin	10,000	146,550	4,800	162,816
Nicholas W. Moss	—	—	15,400	522,368
Steffen Sigloch	—	—	10,400	352,768
Gary C. Wilkerson	50,000	677,000	12,600	427,392

(1)	The amounts shown in the Value Realized on Exercise column equal the number of options exercised multiplied by the difference between the market value of a share of the Company’s stock at the time of exercise and the stock option exercise price.

(2)	The amounts shown in the Value Realized on Vesting Column equal the number of shares vested multiplied by the market value of the Company’s stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE OF CONTROL AS OF THE END OF 2016

Pursuant to the amended employment agreement with our Chief Executive Officer, and the equity award and change in control agreements with our other named executive officers, upon a change in control or certain terminations of employment, our named executive officers are entitled to payments of compensation and benefits and/or accelerated vesting of equity awards, in each case as described below. The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) a change in control, (ii) an involuntary termination without cause or a resignation for good reason (specifically, for Messrs. Martin, Moss and Sigloch, the occurrence of such a termination upon or within two years following a change in control), and (iii) a termination by reason of death or disability. The named executive officers are not entitled to any payments in connection with a termination for cause or a resignation without good reason, except that Mr. Christopher may resign without good reason following a change in control and collect severance, as described below. The amounts shown assume the applicable triggering event occurred on December 31, 2016, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

						Accelerated
						Vesting of
		Salary &				Equity Awards
Name	Triggering Event	Bonus ($)		Benefits ($)		($)		Total ($)
Gregory L. Christopher	Termination Without
	Cause or for
	Good Reason	8,593,750	(1)	251,584	(3)	8,007,984	(4)	16,853,318
	Termination Due to
	Death or Disability	1,168,750	(2)	—		8,407,584	(4)	9,576,334
	Change in Control	8,593,750	(1)	251,584	(3)	8,407,584	(4)	17,252,918
Jeffrey A. Martin	Termination Without
	Cause or for Good
	Reason following a
	Change in Control	1,277,079	(5)	49,357	(5)	2,286,511	(4)	3,612,947
	Termination Due to
	Death or Disability	—		—		2,286,511	(4)	2,286,511
	Change in Control	—		—		2,286,511	(4)	2,286,511
Nicholas W. Moss	Termination Without
	Cause or for Good
	Reason following a
	Change in Control	1,650,635	(5)	49,357	(5)	3,565,791	(4)	5,265,782
	Termination Due to
	Death or Disability	—		—		3,565,791	(4)	3,565,791
	Change in Control	—		—		3,565,791	(4)	3,565,791
Steffen Sigloch	Termination Without
	Cause or for Good
	Reason following a
	Change in Control	1,359,501	(5)	49,357	(5)	3,644,192	(4)	5,053,050
	Termination Due to
	Death or Disability	—		—		3,644,192	(4)	3,644,192
	Change in Control	—		—		3,644,192	(4)	3,644,192
Gary C. Wilkerson	Termination Without
	Cause or for
	Good Reason	—		—		—		—
	Termination Due to
	Death or Disability	—		—		767,232	(4)	767,232
	Change in Control	—		—		767,232	(4)	767,232

(1)	Includes the value of continuation of base salary and annual incentive compensation (determined based upon Mr. Christopher’s 2016 target bonus), which is payable upon an involuntary termination without cause or a resignation for good reason or a resignation for any reason following a change in control. Also includes the value of a pro-rata bonus for the year of termination, determined based on actual performance, which is payable upon an involuntary termination without cause or a resignation for good reason, and, in the Company’s discretion, upon a resignation for any reason following a change in control. The pro-rata bonus amount listed represents Mr. Christopher’s 2016 bonus paid pursuant to our 2016 annual incentive program. If Mr. Christopher resigns following a change in control, the amounts will be paid in a lump sum within 30 days following termination.

(2)	Includes the value of a pro-rata bonus for the year of termination. The pro-rata bonus amount listed represents Mr. Christopher’s 2016 bonus paid pursuant to our 2016 annual incentive program.

(3)	Includes the value of continued participation in the Company’s benefit plans following termination of employment until age 65, which is payable on an involuntary termination without cause or a resignation for good reason or a resignation for any reason following a change in control.

(4)	Includes the value of accelerated vesting of unvested shares of restricted stock as of December 31, 2016, based on a per share value of $39.96. Other than shares of restricted stock granted to Mr. Martin in 2012, unvested shares of restricted stock granted to named executive officers will vest automatically in connection with a termination due to death or disability or a change in control. Mr. Christopher is also entitled to accelerated vesting of certain of his awards upon an involuntary termination without cause or a resignation for good reason.

(5)	Includes the value of: (i) two times the executive’s base salary as in effect on December 31, 2016; (ii) two times the average annual bonus actually paid to the executive for the three calendar years preceding December 31, 2016; and (iii) the value of continued participation in Company’s group health plan for a period of two years. All amounts are payable on an involuntary termination without cause or upon a resignation by the executive for good reason that occurs upon or within two years following a change in control (Messrs. Martin, Moss and Sigloch are not entitled to any amounts in connection with such an involuntary termination that occurs outside of this two-year, post-change in control window).

2016 DIRECTOR COMPENSATION

The table below summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Paul J. Flaherty	79,000	61,440	31,488	600	172,528
Gennaro J. Fulvio	94,000	61,440	31,488	600	187,528
Gary S. Gladstein	109,000	61,440	31,488	600	202,528
Scott J. Goldman	84,000	61,440	31,488	600	177,528
John B. Hansen	70,000	61,440	31,488	600	163,528
Terry Hermanson	80,000	61,440	31,488	600	173,528

(1)	Represents the aggregate grant date fair value of awards granted to our directors in 2016, determined under Financial Accounting Standards Board Accounting Standards Codification 718. For information on the valuation assumptions with respect to awards made, refer to Note 16 - Stock-Based Compensation to the Company’s Consolidated Financial Statements filed with its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts above reflect the Company’s aggregate expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. As of December 31, 2016, the aggregate number of shares of our Common Stock subject to outstanding options held by our non-employee directors was as follows: Mr. Flaherty, 24,000 shares, Mr. Fulvio, 24,000 shares, Mr. Gladstein, 24,000 shares, Mr. Goldman, 20,000 shares, Mr. Hansen, 8,000 shares, and Mr. Hermanson, zero shares. Each of these directors also held 2,000 shares of non-vested restricted stock.

(2)	Totals include $600 in restricted stock dividends for each of the listed directors.

During the 2016 fiscal year, each of the non-employee directors received an annual fee of $60,000 in addition to fees of $2,000 per Board meeting. In his capacity as Chairman, Mr. Christopher received neither a retainer nor any meeting fees.

During the 2016 fiscal year, each director received $1,500 per Audit Committee meeting attended by such director. Also, each director received $1,000 per Compensation and Stock Option, and Nominating and Corporate Governance Committee meeting attended by such director. In addition, each director received reimbursement for such director’s expenses incurred in connection with any such Board or Committee meeting, and each Committee fee was paid whether or not such committee meeting was held in conjunction with a Board of Directors meeting. The Chairman of the Audit Committee received an annual fee of $15,000 while the Chairman of each of the Compensation and Nominating and Corporate Governance Committees received an annual fee of $5,000.

In 2016, each non-employee director received a grant of options to purchase 4,000 shares of our Common Stock and was granted 2,000 shares of restricted stock pursuant to our 2009 Stock Incentive Plan. The options were fully vested as of their date of grant and the restricted stock will vest on May 3, 2017.

The Company has adopted stock ownership guidelines for its non-employee directors recommending that they hold equity interests of the Company (including vested and unvested interests, provided that with respect to options, only vested options that are exercisable within 60 days of the applicable measurement date will be counted) with a value equal to three times the annual cash director fee payable to each such director. The purpose of the stock ownership guidelines is to ensure that directors achieve and maintain a minimum level of stock ownership in order to further the Company’s goal of aligning director economic interests with those of shareholders. All directors are expected to comply with the stock ownership guidelines within five years of being elected to the Board of Directors and current directors should comply as soon as practicable. Director compliance with the stock ownership guidelines is monitored on an ongoing basis by the Company’s General Counsel.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 1301. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Public Company Accounting Oversight Board’s Rule 3526, and considered the compatibility of non-audit services provided by the independent auditors with the auditor’s independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee and the Board has re-appointed, subject to shareholder approval, Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2017.

The Audit Committee is governed by a formal charter which can be accessed from the Company’s website at www.muellerindustries.com or may be requested in print by any shareholder. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

Gary S. Gladstein, Chairman
Gennaro J. Fulvio
Terry Hermanson

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gennaro J. Fulvio, Chairman
Paul J. Flaherty
Scott J. Goldman

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Ernst & Young LLP (“EY”) has been reappointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 30, 2017, subject to ratification by the Company’s stockholders. Ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon. If the appointment of EY is not ratified by the stockholders at the Annual Meeting, the Audit Committee will reconsider its action and will appoint auditors for the 2017 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Audit Committee may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders. It is expected that representatives of EY will be in attendance at the Annual Meeting and will be available to answer questions and to make a statement if they desire to do so.

The following table sets forth fees for professional services rendered by EY for the audit of the Company’s annual financial statements for each of the two fiscal years ended December 31, 2016 and December 26, 2015 and fees for other services rendered by EY during those periods:

	2016	2015
Audit Fees	$2,724,100	$2,634,900
Audit-Related Fees	32,033	23,771
Tax Fees	370,406	352,975
All Other Fees	119,366	—
	$3,245,905	$3,011,646

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory filings. Audit Fees also include fees for professional services rendered for the audits of internal control over financial reporting in 2016 and 2015.

Audit-Related Fees include fees billed for assurance and other services not included in audit fees. The fees for 2016 and 2015 were for international accounting and reporting compliance.

Tax Fees include fees billed for tax compliance, tax advice and tax planning matters.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the services provided by the independent auditors during fiscal years 2016 and 2015, respectively, under the categories Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above were pre-approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the compensation of the Company’s named executive officers. This advisory vote gives stockholders another mechanism to convey their views about the Company’s compensation programs and policies.

The Company’s Compensation and Stock Option Committee is composed of knowledgeable and experienced independent directors, who are committed to regular review and effective oversight of our compensation programs. The Company’s executive compensation program has been designed to motivate the Company’s key employees to achieve the Company’s strategic and financial goals and to support the creation of long-term value for stockholders. The Company’s compensation policies and practices are centered on a pay for performance philosophy and reflect the belief that the Company’s success continues to depend in substantial part upon its ability to attract and retain qualified executive officers. We encourage stockholders to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of the Company’s compensation programs and policies and how they are appropriate and effective in creating value.

The following resolution will be submitted for a stockholder vote at the Annual Meeting. Stockholder approval of this proposal will require the affirmative vote of a majority of the outstanding shares of the Company present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although the stockholder vote on executive compensation is not binding on the Board of Directors or the Company, the Company values the views of its stockholders. The Board of Directors and Compensation and Stock Option Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers listed in the 2016 Summary Compensation Table included in the proxy statement for the 2017 Annual Meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE ON FREQUENCY OF THE STOCKHOLDER
VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, stockholders are being asked to vote on an advisory, non-binding basis, on the frequency with which the Company should hold future advisory votes on the compensation of the Company’s named executive officers. Stockholders may vote to hold an advisory vote on named executive officer compensation every year, every two years, or every three years.

Consistent with the results of the advisory vote on the frequency of the stockholder vote on named executive officer compensation at the Company’s 2011 Annual Meeting, the Company has presented a proposal for an advisory vote on named executive officer compensation to stockholders each year.

The Board of Directors believes that an annual advisory vote on executive compensation will give the Company’s stockholders the best opportunity to provide the Company with direct input each year on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement. Therefore, the Board of Directors recommends that stockholders vote to hold future advisory votes on the compensation of the Company’s named executive officers every year. Although the stockholder vote on the frequency of advisory votes on named executive officer compensation is not binding on the Board of Directors or the Company, the Board of Directors and the Compensation and Stock Option Committee will review the results of the vote and take them into consideration in determining how frequently to hold future advisory votes on named executive officer compensation. The option that receives the greatest number of votes cast by our stockholders will be considered when determining the frequency for holding future advisory votes on our named executive officer compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE
OFFICERS EVERY YEAR.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2018 ANNUAL MEETING

It is anticipated that the next Annual Meeting after the one scheduled for May 4, 2017 will be held on or about May 3, 2018. The Company’s Bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2018, no earlier than December 5, 2017 and no later than January 4, 2018. A copy of the applicable provisions of the Bylaws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting to be held in 2018, such proposal must be received by the Secretary of the Company by November 30, 2017 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2018 is changed to a date more than 30 days earlier or later than May 3, 2018, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

If any matter not described herein should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by them as they deem appropriate. At the date of this Proxy Statement, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Based solely upon its review of Forms 3 and 4 received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that (except as set forth below) during 2016 all filing requirements applicable to its officers, directors and ten percent stockholders were complied with:

•	On June 1, 2016, Mr. Wilkerson completed a transaction in Common Stock requiring a Form 4 report, but a Form 4 report was not timely filed (a Form 4 reporting the transaction was filed on June 6, 2016).

OTHER INFORMATION

Consolidated financial statements for the Company are included in the Annual Report to Stockholders for the year ended December 31, 2016 that accompanies this Proxy Statement. These financial statements are also on file with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and with the NYSE. The Company’s SEC filings are also available at the Company’s website at www.muellerindustries. com or the SEC’s website at www.sec.gov.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED FOR THE YEAR ENDED DECEMBER 31, 2016 (EXCLUDING EXHIBITS) OR, AS NOTED HEREIN, ANY OF THE COMPANY’S BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES, OR CODE OF ETHICS WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO CHRISTOPHER J. MIRITELLO, CORPORATE SECRETARY, MUELLER INDUSTRIES, INC., AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS (8285 TOURNAMENT DRIVE, SUITE 150, MEMPHIS, TENNESSEE 38125). UPON RECEIPT BY WRITING TO THE FOREGOING ADDRESS, THE COMPANY WILL ALSO FURNISH ANY OTHER EXHIBIT OF THE ANNUAL REPORT ON FORM 10-K UPON ADVANCE PAYMENT OF THE REASONABLE OUT-OF-POCKET EXPENSES OF THE COMPANY RELATED TO THE COMPANY’S FURNISHING OF SUCH EXHIBIT.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual General Meeting to be held on May 4, 2017:

The Proxy Statement and Annual Report are available at
HTTP://WWW.PROXYVOTE.COM

You will need the Control Number included on your proxy card. For the date, time, and location of the Annual General Meeting, please refer to “Solicitation of Proxies.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please refer to “Solicitation of Proxies,” “Election of Directors,” “Appointment of Independent Registered Accounting Firm”, “Approval of the Compensation of the Company’s Named Executive Officers” and “Advisory Vote on Frequency of the Stockholder Vote on the Compensation of the Company’s Named Executive Officers.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “Householding.” Please note, if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:

•	You agree to or do not object to the Householding of your materials,

•	You have the same last name and exact address as another investor(s).

If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.

You may revoke a prior Householding consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the Householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

By order of the Board of Directors

Christopher J. Miritello
Corporate Secretary

MUELLER INDUSTRIES, INC.
ATTN: CHRIS J. MIRITELLO
8285 TOURNAMENT DRIVE-STE. 150
MEMPHIS, TN 38125

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
	Nominees
01	Gregory L. Christopher	02	Paul J. Flaherty	03	Gennaro J. Fulvio	04	Gary S. Gladstein	05	Scott J. Goldman
06	John B. Hansen	07	Terry Hermanson

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain
2.	Approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.		☐	☐	☐
3.	To approve, on an advisory basis by non-binding vote, executive compensation.		☐	☐	☐

The Board of Directors recommends that you vote 1 YEAR on this proposal.		1 year	2 years	3 years	Abstain

4.	To approve, on an advisory basis by non-binding vote, the frequency of the Company’s holding of future advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 and “1 YEAR” ON PROPOSAL 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

MUELLER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 4, 2017
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Christopher J. Miritello and Jeffrey A. Martin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Mueller Industries, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2017, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof, and in their discretion, upon any other matter that may properly come before said meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side